UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

STRAIGHT PATH COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36015	45-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 23, 2014, Straight Path IP Group, Inc. (“SPIPG”), a subsidiary of Straight Path Communications Inc. (the “Registrant”) entered into a confidential license agreement with Google Inc. (“Google”), which, among other things, provides for licensing of all SPIPG’s patents and the dismissal of the parties claims in the International Trade Commission (“ITC”) investigation in the matter of Certain Point-to-Point Network Communication Devices and Products Containing Same (the “Investigation”) related to certain Google products.

Also on April 23, 2014, SPIPG entered into a settlement and patent license agreement with Sony Corporation, which, among other things, provides for the licensing of all SPIPG’s patents and dismissal of all claims against the Sony parties in the Investigation.

The terms of the agreements are confidential.  Since the Registrant’s spin-off from IDT Corporation on August 1, 2013, SPIPG has entered into settlement and license agreements calling for payment of fees in the aggregate amount of $12.3 million, which proceeds are used to pay for expenses related to the enforcement effort and shared with counsel under contingency arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Davidi Jonas
Name: Davidi Jonas Title: Chief Executive Officer

Dated: April 29, 2014